Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-174940, 333-151903 and 333-126551) and the registration statements on Form S-3 (Nos. 333-174203, 333-165691, 333-164177, 333-159376, 333-133824, 333-127857 and 333-117022) of ADVENTRX Pharmaceuticals, Inc. of our report dated March 8, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 8, 2012